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                             TELETRAC HOLDINGS, INC.




                 UP TO 400,000 SHARES OF SERIES B PARTICIPATING
                           CONVERTIBLE PREFERRED STOCK





                            STOCK PURCHASE AGREEMENT






                          Dated as of October 20, 1998










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                                        1

                             Teletrac Holdings, Inc.
                            Stock Purchase Agreement
                          Dated as of October 20, 1998

                                      INDEX
                                                                            Page
SECTION 1.     TERMS OF PURCHASE...............................................1
         1.1   Description of Securities.......................................1
         1.2   Reserved Shares.................................................1
         1.3   Initial Closing of Sale and Purchase............................2
         1.4   Second Closing of Sale and Purchase.............................2

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................3
         2.1   Organization and Corporate Power................................3
         2.2   Authorization...................................................4
         2.3   Non-contravention...............................................4
         2.4   Capitalization of the Company...................................4
         2.5   SEC Documents; Financial Statements.............................7
         2.6   FCC Licenses....................................................7
         2.7   Absence of Undisclosed Liabilities..............................9
         2.8   Absence of Certain Developments.................................9
         2.9   Accounts Receivable.............................................9
         2.10  Title to Properties.............................................9
         2.11  Tax Matters....................................................10
         2.12  Contracts and Commitments......................................11
         2.13  Proprietary Rights; Employee Restrictions......................11
         2.14  Litigation.....................................................13
         2.15  Offerees.......................................................13
         2.16  Business; Compliance with Laws.................................13
         2.17  Information Supplied to Investors..............................14
         2.18  Investment Banking; Brokerage..................................14
         2.19  Solvency.......................................................14
         2.20  Environmental Matters..........................................14
         2.21  Employee Benefit Programs......................................15
         2.22  Product and Services Claims....................................17
         2.23  Backlog........................................................18
         2.24  Employees; Labor Matters.......................................18
         2.25  Customers, Distributors and Suppliers..........................18
         2.26  Corporate Records; Copies of Documents.........................18
         2.27  Affiliate Transactions.........................................19
         2.28  Small Business Concern, Etc....................................19
         2.29  FIRPTA Withholding.............................................20
         2.30  Investments Related to Certain Foreign Countries...............20

                                                                            Page




SECTION 3.     CONDITIONS OF PURCHASE.........................................20
         3.1   Representations................................................20
         3.2   Opinions of Counsel............................................20
         3.3   Authorization..................................................20
         3.4   Effectiveness of Preferred Stock Terms.........................21
         3.5   Stockholders' Agreement........................................21
         3.6   Election of Directors..........................................21
         3.7   Compensation Committee; Audit Committee........................21
         3.8   Registration Rights Agreement..................................21
         3.9   All Proceedings Satisfactory...................................21
         3.10  No Adverse Change..............................................22
         3.11  Delivery of Documents..........................................22
         3.12  SBIC Deliveries................................................22
         3.13  Consent of Series A Preferred Stock............................23

SECTION 4.     COVENANTS OF THE COMPANY.......................................23
         4.1   Financial Statements; Minutes..................................23
         4.2   Budget and Operating Forecast..................................24
         4.3   Conduct of Business............................................24
         4.4   Payment of Taxes, Compliance with Laws, etc....................24
         4.5   Insurance......................................................24
         4.6   Maintenance of Properties......................................25
         4.7   Affiliated Transactions........................................25
         4.8   Management Compensation........................................25
         4.9   Use of Proceeds................................................25
         4.10  Board of Directors Meetings; Meetings with Investors...........25
         4.11  Stockholders' Agreement........................................26
         4.12  Distributions on, and Redemptions of, Capital Stock............26
         4.13  Merger, Consolidation, Sale of Assets and Other Actions........27
         4.14  No Amendments to Certificate of Incorporation..................28
         4.15  Capital Expenditures...........................................28
         4.16  Annual Updates; Number of Stockholders; Use of Proceeds;
               Regulatory Violation; Economic Impact Information Amendment....28
         4.17  Non-Competition Agreements; Confidentiality and Proprietary
               Rights Agreements..............................................30

SECTION 5.     INVESTOR REPRESENTATIONS.......................................30

SECTION 6.     INDEMNIFICATION................................................31
         6.1   Indemnification for Vicarious Liability........................31
         6.2   Notice; Defense of Claims......................................31
         6.3   Satisfaction of Indemnification Obligations....................32

                                                                            Page




SECTION 7.     GENERAL........................................................32
         7.1   Amendments, Waivers and Consents...............................32
         7.2   Survival of Representations, Warranties and Covenants;
               Assignability of Rights........................................33
         7.3   Governing Law; Jurisdiction....................................34
         7.4   Section Headings; Counterparts.................................34
         7.5   Notices and Demands............................................34
         7.6   Severability...................................................34
         7.7   Expenses.......................................................34
         7.8   Integration; Waiver of Prior Agreements........................35
         7.9   Certain Provisions Applicable to SBIC and Bank Stockholders....35

APPENDIX A - Li Investors

EXHIBITS

Exhibit 3.2(a)      Opinion of Company Counsel
Exhibit 3.2(b)      Opinion of Company FCC Counsel
Exhibit 3.4         Amended and Restated Certificate of Incorporation
Exhibit 3.5         Stockholders' Agreement
Exhibit 3.8         Registration Rights Agreement
Exhibit 4.17        Confidentiality and Proprietary Rights Agreement

                                                                            Page




SCHEDULES

Schedule 2.1   -    Violations
Schedule 2.4   -    Capitalization and Beneficial Ownership; Options; Rights
Schedule 2.6   _    FCC Licenses
Schedule 2.7   -    Undisclosed Liabilities
Schedule 2.8   -    Certain Developments
Schedule 2.9   -    Accounts Receivable
Schedule 2.10  -    Title to Properties
Schedule 2.11  -    Tax Matters
Schedule 2.12  -    Contracts and Commitments
Schedule 2.13  -    Proprietary Rights
Schedule 2.14  -    Litigation
Schedule 2.16  -    Business
Schedule 2.17  _    Disclosure
Schedule 2.20  -    Environmental Matters
Schedule 2.21  -    Employee Benefits
Schedule 2.22  -    Product and Service Claims
Schedule 2.23  -    Backlog
Schedule 2.24  -    Employee Matters
Schedule 2.27  -    Affiliate Transactions
Schedule 3.13  -    List of Jurisdictions

                            STOCK PURCHASE AGREEMENT


         AGREEMENT made as of this 20th day of October, 1998 by and among Teletrac Holdings, Inc., a Delaware corporation (the "Company"), the investors named on Appendix A hereto (the "Initial Investors"), and such additional investors as may be identified on an addendum to Appendix A in accordance with the terms of this Agreement (the "Additional Investors" and, together with the Initial Investors, collectively, the "Investors"). As used herein, the term "Company" shall include any subsidiaries of the Company (except with respect to Section 2.4 hereof or to the extent the context otherwise requires).

         The parties hereby agree as follows:

SECTION 1.     TERMS OF PURCHASE

         1.1 Description of Securities. The Company has authorized the issuance and sale to the Investors of an aggregate of up to 400,000 shares (the "Series B Preferred Shares") of its authorized but unissued Series B Participating Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), for a purchase price of $75.00 per Series B Preferred Share. The Series B Preferred Stock shall have the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Charter"), which has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware as of this date in connection with this Agreement. Upon filing of the Charter, the authorized capital stock of the Company will include such number of shares of Series B Preferred Stock equal to the sum of (a) the number of Series B Preferred Shares to be purchased by the Initial Investors pursuant to this Agreement (the "Initial Series B Preferred Shares") and (b) the number of Series B Preferred Shares available to be purchased by the Initial Investors and Additional Investors pursuant to this Agreement (the "Additional Series B Preferred Shares"). In the event that the Company does not sell all of the Additional Series B Preferred Shares pursuant to the terms and conditions of this Agreement, the Company shall duly amend the Charter to decrease the number of shares of Series B Preferred Stock authorized thereunder so that such authorized number equals the sum of the Initial Series B Preferred Shares and the Additional Series B Preferred Shares actually sold.

         1.2 Reserved Shares. The Company has authorized and has reserved and covenants to continue to reserve (a) a sufficient number of shares of its Redeemable Preferred Stock, par value $.01 per share (the "Redeemable Preferred Stock") and (b) a sufficient number of shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to satisfy the rights of conversion of the holders of the Series B Preferred Shares. Any shares of Class A Common Stock and Redeemable Preferred Stock or any successor class of capital stock of the Company hereafter issued or issuable upon conversion of the Series B Preferred Shares are herein referred to as "Conversion Shares," and the Series B Preferred Shares and the Conversion Shares are herein collectively referred to as the "Securities."

          1.3 Initial Closing of Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Initial Closing (as hereinafter defined),


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the Company shall issue and sell to each of the Initial Investors, and each
Initial Investor severally and not jointly shall purchase from the Company, the number of Series B Preferred Shares set forth opposite the name of such Initial Investor in Column 1 of Appendix A hereto for the aggregate purchase price set forth opposite the name of such Initial Investor in Column 2 of said Appendix A.

         The closing (the "Initial Closing") of the sale and purchase of the Initial Series B Preferred Shares to the Initial Investors shall take place at the offices of Goodwin, Procter & Hoar LLP, located at Exchange Place, Boston, Massachusetts, at 10:00 A.M. on October 20, 1998 or such other date as shall be mutually agreed upon by the Company and the unanimous vote or written consent of the Initial Investors (the "Initial Closing Date").

         1.4   Other Financings; Second Closing of Sale and Purchase.

                  (a) Following the Initial Closing Date, the Investors shall have the following rights in connection with each transaction involving the sale by the Company of its capital stock, notes, debentures, or other securities (each such transaction, a "Financing") until the Company shall have received an aggregate of at least $20,000,000 in gross proceeds from one or more Financings (including the Financing which causes the Company to receive an aggregate of at least $20,000,000 in gross proceeds):

                           (i)      The Company shall deliver to each Investor a
copy of the transaction documents relating to each contemplated Financing, including any term sheet, at least ten (10) business days prior to the closing of such Financing;

                           (ii)     The Company shall not, without the consent
of a majority in interest of the Investors, consummate any Financing; and

                           (iii) Each Investor, by written notice to the Company
at least three (3) business days prior to the closing of a Financing, may elect to receive the benefit of any terms or conditions of such Financing with respect to its Series B Preferred Shares (or securities converted therefrom), including, without limitation, the conversion of such Investor's Series B Preferred Shares, including any accrued dividends (or securities converted therefrom) into the securities sold in such Financing or the issuance by the Company to such Investor of additional Series B Preferred Shares, and, upon such election, the parties hereto shall take all steps necessary for such Investor to receive such benefit.

                  (b) Following the Initial Closing Date and for a period of six
(6) months thereafter, the Company shall have the right to offer to sell Additional Series B Preferred Shares to the Initial Investors or any third party institutional investor(s) reasonably acceptable to the Initial Investors (collectively, the "Second Investors") at the Second Closing (as hereinafter defined) for an aggregate purchase price of $20,000,000. For purposes of Section 1.4(a) above, the sale of Additional Series B Preferred Shares at the Second Closing pursuant to this Agreement shall constitute a Financing. Consistent with
Section 1.4(a) above, in the event that either: (i) the proposed terms and conditions of the sale of such Additional Series B Preferred Shares differ from the terms and conditions of the sale of the Initial Series B

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Preferred Shares, including, without limitation, the purchase price, conversion price, liquidation or dividend preferences or redemption rights of the Series B Preferred Shares; or (ii) the aggregate purchase price for such Additional Series B Preferred Shares is less than $20,000,000, then prior to, and as a condition precedent to, the Second Closing, a majority in interest of the Initial Investors must approve the sale with such changes. Each Investor, by written notice to the Company at least three (3) business days prior to the Second Closing, may elect to receive the benefit of any terms or conditions of such Additional Series B Preferred Shares with respect to its Series B Preferred Shares and, upon such election, the parties hereto shall take all steps necessary for such Investor to receive such benefit, including, without limitation, the issuance of additional shares of Series B Preferred Shares to the Initial Investors by the Company.

         Subject to the terms and conditions of this Agreement, at the Second Closing, the Company shall issue and sell to each of the Second Investors and each Second Investor severally and not jointly shall purchase from the Company, the number of Additional Series B Preferred Shares set forth opposite the name of such Second Investor in Column 1A of an addendum to Appendix A for the aggregate purchase price set forth opposite the name of such Second Investor in Column 2A of said addendum to Appendix A. The Additional Investors shall become parties to this Agreement by executing one or more counterparts hereof, and an addendum to Appendix A hereto which shall identify the Second Investors and reflect the number of Additional Series B Preferred Shares that such Second Investors shall purchase at the Second Closing, shall be made a part hereof.

         There shall be one closing (the "Second Closing") for the sale and purchase of the Additional Series B Preferred Shares to the Second Investors. The Second Closing shall take place at the offices of Goodwin, Procter & Hoar LLP, located at Exchange Place, Boston, Massachusetts, at 10:00 A.M. on such date as shall be mutually agreed upon by the Company and the unanimous vote or written consent of the Second Investors (the "Second Closing Date").

         As used herein, the term "Closing" shall refer to either the "Initial Closing" or the "Second Closing," as the context requires, and the term "Closing Date" shall refer to either the "Initial Closing Date" or the "Second Closing Date," as the context requires.

         At the Closing, the Company will deliver the Series B Preferred
Shares being acquired by each Investor in the form of a certificate, issued in such Investor's name or in the name of its nominee (of which the Investor shall notify the Company not less than two (2) business days prior to the Closing), against payment of the full purchase price therefor by or on behalf of each Investor to the Company by check or wire transfer.



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






SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Investors to enter into this Agreement, the Company hereby represents and warrants to the Investors that as of the date hereof:

         2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the agreements contemplated hereby, and generally to carry out the transactions contemplated hereby and thereby. The copies of the Charter and By-laws of the Company, each as amended to date, which have been furnished to counsel for the Investors, are correct and complete at the date hereof. Except as set forth on Schedule 2.1, the Company is not in violation of any term of its Charter or By-laws or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company.

         2.2 Authorization. This Agreement and all documents and instruments executed pursuant hereto are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby, and the delivery and issuance of the Series B Preferred Shares and, upon conversion of the Series B Preferred Shares, the Conversion Shares have been duly authorized by all necessary corporate or other action of the Company. Assuming the accuracy of the Investor representations set forth in
Section 5 hereof, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required of the Company in connection with the execution, delivery and performance of this Agreement or the offer, issuance, sale and delivery by the Company of the Series B Preferred Shares in accordance with the terms of this Agreement and, upon conversion of the Series B Preferred Shares, the Conversion Shares, or the performance or consummation of any other transaction contemplated hereby, except for such filings as shall have been made prior to and effective on and as of the Closing.

         2.3 Non-contravention. The execution, delivery and performance by the Company of this Agreement and each of the other agreements and instruments to which it is a party and which are contemplated hereby will not: (a) violate, conflict with or result in any material default under any contract, instrument, obligation or commitment of the Company, or violate, conflict with or result in any default under any charter provision, by-law or corporate restriction of the Company; (b) result in the creation of any material lien, charge, restriction or encumbrance of any nature upon any of the properties or assets of the Company (except as contemplated hereby); or (c) violate any instrument, agreement, judgment, decree, order,

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statute, rule, ordinance or regulation of any federal, state or local government or agency applicable to the Company or any of its assets or properties or to which the Company is a party, except where such violations would not singly or in the aggregate have a Material Adverse Effect.

         2.4   Capitalization of the Company.

                  (a) Subject to Section 2.4(b) below, the authorized capital stock of the Company consists of: (i) 1,000,000 shares of Class A Common Stock, of which (A) 249,000 shares are outstanding, (B) 400,000 shares will be reserved for issuance upon conversion of the Series B Preferred Shares, (C) 190,477 shares are reserved for issuance upon conversion of the Series A Redeemable Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), (D) 23,089 shares are reserved for issuance upon conversion of the First Series of Diluted Series A Preferred Stock (as hereinafter defined), (E) 70,000 shares will be reserved for issuance upon conversion of the Class B Common Stock (as hereinafter defined), (F) 43,060 shares have been reserved for issuance upon the exercise of outstanding options under the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"), (G) 25,397 shares have been reserved for issuance upon the exercise of the outstanding options under the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") and (H) 64,585 shares have been reserved for issuance upon the exercise of the outstanding options under the Company's Amended and Restated 1998 Stock Option Plan (the "1998 Stock Option Plan"); (ii) 70,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and, collectively with the Class A Common Stock, the "Common Stock"), none of which 70,000 shares are outstanding; and (iii) 190,477 shares of Series A Preferred Stock, of which 190,476.19 shares are outstanding.

                  (b) Upon filing of the Charter, the authorized capital stock of the Company will include: (i) 400,000 shares of Series B Preferred Stock, of which 132,506.76 shares will be, as of the Initial Closing, outstanding; (ii) 23,089 shares of Series A1 Redeemable Convertible Participating Preferred Stock, par value $.01 per share (the "First Series of Diluted Series A Preferred Stock"), of which 23,088.04 shares are outstanding and which were issued upon the automatic conversion of 23,088.04 shares of Series A Preferred Stock in connection with the purchase and sale of the Initial Series B Preferred Shares); and (iii) 400,000 shares of Redeemable Preferred Stock, all of which shall be reserved for issuance upon conversion of the Series B Preferred Stock as provided in the Charter. The Series B Preferred Shares have been duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The Initial Series B Preferred Shares are convertible into an aggregate of 132,506 shares of Class A Common Stock representing 17.02% of the Common Stock of the Company on a fully-diluted basis after giving effect to the issuance of 43,060 shares of Class A Common Stock reserved for issuance under the 1995 Stock Option Plan, 25,397 shares of Class A Common Stock reserved for issuance under the 1996 Stock Option Plan and 64,585 shares of Class A Common Stock reserved for issuance under the 1998 Stock Option Plan, and the exercise, exchange or conversion of any other securities or options exercisable or exchangeable for or convertible

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into Common Stock. The relative rights, preferences, restrictions and other provisions relating to the capital stock of the Company are as set forth in the Charter. The Company has authorized and reserved for issuance upon conversion of the Series B Preferred Shares not less than 400,000 shares of its Class A Common Stock and the Conversion Shares issuable upon such conversion will be, when issued in accordance with the Charter, duly and validly authorized and issued, fully-paid and nonassessable. The Series A Preferred Stock, First Series of Diluted Series A Preferred Stock, Series B Preferred Stock and Redeemable Preferred Stock are herein referred to as the "Preferred Stock." All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing, and assuming the accuracy of the Investor representations set forth in
Section 5 hereof, all of the outstanding shares of capital stock of the Company will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws.

                  (c) Except as disclosed in Schedule 2.4 and except for 43,060 shares of Class A Common Stock reserved for issuance under the 1995 Stock Option Plan, 25,397 shares of Class A Common Stock reserved for issuance under the 1996 Stock Option Plan and 64,585 shares of Class A Common Stock reserved for issuance under the 1998 Stock Option Plan, the Company has not issued any other shares of its capital stock, and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

                  (d) Except as set forth in the Stockholders' Agreement dated as of December 6, 1996, as amended (the "1996 Stockholders' Agreement"), with respect to which all stockholders party thereto have either exercised or waived their preemptive rights, there are no preemptive rights or rights of first refusal with respect to the issuance or sale of the Company's capital stock. Except as set forth in Schedule 2.4, no officer, director or employee of the Company or any other person or entity has, claims to have or upon the Closing will have any right to claim to have any interest in the Company's capital stock. There are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws or under this Agreement, the Stockholders' Agreement (as defined in Section 3) or the Registration Rights Agreement (as defined in Section 3). Except as set forth in the Stockholders' Agreement and the Registration Rights Agreement, there are no rights, obligations, or restrictions on the voting of any of the Company's capital stock or the registration of such capital stock for offering to the public pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The outstanding shares of the capital stock are held of record and beneficially by the persons identified in Schedule 2.4 in the amounts indicated therein. Upon the Initial Closing, and after giving effect to the transactions contemplated herein, the stockholders of the Company will be as indicated on
Schedule 2.4.

                  (e) The Company's subsidiaries and investments in any other corporation or business organization are listed in Schedule 2.4 (collectively, the "Subsidiaries" or individually, a "Subsidiary"). Except as set forth in
Schedule 2.4, each Subsidiary of the

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Company is a duly organized, validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as set forth in Schedule 2.4, all of the outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company, free of any lien, restriction or encumbrance, and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of each of the Subsidiaries' charter and by-laws, as amended to date, which have been furnished to counsel for the Investors prior to the date hereof, are complete and correct, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its respective charter or by-laws. Except as set forth in Schedule 2.4, (i) there are no outstanding warrants, options or other rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities, and (ii) the Company does not own or have any direct or indirect interest in, a loan or advance to, or control over any corporation, partnership, joint venture or other entity of any kind.

         2.5 SEC Documents; Financial Statements. The Company has filed all required forms, reports and documents (collectively, the "SEC Reports") with the Securities and Exchange Commission ("SEC") since the earliest date on which the Company became subject to the reporting obligations of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which were prepared in accordance with the applicable requirements of the Exchange Act, the Securities Act, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). The SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Laws since the earliest date on which the Company became subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act. As of their respective dates, the SEC Reports
(i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company and its Subsidiaries included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

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






         2.6 FCC Licenses. The Company holds the licenses issued by the FCC and set forth on Schedule 2.6 hereto (the "FCC Licenses"). The FCC Licenses authorize the operation of radio stations ("LMS Stations") in the Location and Monitoring Service ("LMS") from transmitters at the authorized sites and the authorized spectrum set forth on the FCC Licenses and described in Schedule 2.6 and permit the Company to provide LMS to the metropolitan areas identified on
Schedule 2.6 from such sites. Except as set forth in Schedule 2.6:

         (i) no other authorization of the FCC is required for the operation of the LMS Stations pursuant to the FCC Licenses;

         (ii) the FCC Licenses are in full force and effect in accordance with their terms and the rules and regulations of the FCC;

         (iii) none of the FCC Licenses is subject to any condition that the Company reasonably anticipates could have any material adverse effect upon the operation of the LMS Stations, considered in the aggregate;

         (iv) all conditions to the continuation of the FCC Licenses as grandfathered LMS licenses under the rules and regulations of the FCC have been met and no waivers or extensions, other than waivers or extensions previously granted, are required from the FCC to hold and use the FCC Licenses as contemplated by the Company; and

         (v) no applications for renewal or extension of the FCC Licenses are pending or due under the rules and regulations of the FCC.

         The Company has no reason to believe that the FCC is likely to modify its rules in a manner that would materially and adversely affect the operation of the LMS Stations pursuant to the FCC Licenses.

         Except as indicated on Schedule 2.6, and except for actions or proceedings affecting its industry generally, no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, orders to show cause, complaint or proceeding is pending or, to the best knowledge of the Company, threatened before the FCC or any other forum or agency with respect to the Company or any of the currently operating LMS Stations or seeking to revoke, cancel, suspend or modify any of the FCC Licenses. Except as otherwise expressly contemplated by this Agreement or as stated in Schedule 2.6 hereto, (i) there are no applications presently pending before the FCC with respect to any of the currently operating LMS Stations, (ii) the Company does not know of any fact that is likely to result in the denial of an application for renewal, or the revocation, modification, nonrenewal or suspension of any of the FCC Licenses, or the issuance of a cease-and-desist order, or the imposition of any administrative or judicial sanction with respect to any of the currently operating LMS Stations or other operations of the Company, which may have a materially adverse effect on the currently operating LMS Stations, (iii) the Company is in compliance in all material respects with the terms of the FCC Licenses and all applicable filing and operating requirements related thereto and all other applicable regulations and policies of the FCC and the Communications Act of 1934, as amended, 47 U.S.C. Section 151, et seq. (the "Communications Act"), and any other governmental entity and
(iv) all equipment used by the Company and its customers with respect to its LMS business has, to the extent necessary, been approved by the FCC and the current and contemplated use of all such equipment complies with all applicable FCC and other regulatory requirements. No prior FCC consent is required in connection with the execution, delivery and performance of this Agreement. The Company is the licensee of the FCC Licenses listed in Schedule 2.6, free and clear of all liens and encumbrances except those contemplated by this Agreement. Schedule 2.6 correctly sets forth all FCC Licenses required to be issued by the FCC in connection with the Company's LMS Stations which are held by the Company and correctly sets forth the termination date of each FCC License. To the best knowledge of the Company, except as set forth on Schedule 2.6, there have been no changes in the sites or facilities relating to the LMS Stations which violate the FCC's two (2) kilometer site relocation restrictions (as interpreted by the FCC staff engineer of the FCC Commercial Wireless Division of the Wireless Telecommunications Bureau) or otherwise require FCC approval or authorization except for such confirmation of construction as the FCC may require.

         2.7 Absence of Undisclosed Liabilities. Since the date of the Company's most recently filed Quarterly Report on Form 10-Q under the Exchange Act, except as and to the extent set forth in Schedule 2.7 or incurred in the ordinary course of business, the Company does not have any material liability or liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown which are or would be required to be disclosed in accordance with generally accepted accounting principles and, to the best knowledge of the Company, there exists no set of facts or circumstances which should be reasonably anticipated to form the basis for any such material liabilities.

         2.8   Absence of Certain Developments. Except as set forth in Schedule
2.8 hereto, since the date of the Company's most recently filed Quarterly Report on Form 10-Q under the Exchange Act there has been (i) no adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities or business of the Company, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption, repurchase or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or affiliates of any of the foregoing or any agreement or commitment therefor, (v) no material loss, destruction or damage to any property of the Company, whether or not insured,
(vi) no labor trouble involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, and
(vii) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company otherwise than in the ordinary course of business consistent with past practices.

         2.9 Accounts Receivable. Except to the extent reserved against in the Company's financial statements filed with the SEC Reports or disclosed elsewhere in this Agreement (including the Schedules hereto), all of the accounts receivable of the Company represent bona fide completed sales of services or products made in the ordinary course of business, are valid and enforceable claims, and, to the knowledge of the Company, are not subject to asserted rights of set-off or counterclaim and should be collectible in the ordinary course. Set forth on Schedule 2.9 hereto is an aging schedule of all accounts receivable of the Company on an aggregate basis, based on date of invoice, and a list of all such accounts receivable, identified by customer, which have a balance due in excess of $25,000. Except as disclosed on Schedule 2.9, the Company has no accounts receivable from any person, firm or corporation which is affiliated with it or any of its directors, officers, employees or shareholders or any affiliates of any of the foregoing.

         2.10 Title to Properties. Except as set forth in Schedule 2.10 hereto, the Company has good and marketable title to all of its material properties and assets, free and clear of all liens, restrictions or encumbrances, and such properties and assets constitute all of the assets necessary for the conduct of the Company's business as presently conducted. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair, ordinary wear and tear excepted, and all leases of real or personal property to which the Company is a party are in full force and effect and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties which individually or in the aggregate could have a Material Adverse Effect, nor has the Company received any notice of violation with which it has not complied.

         2.11  Tax Matters.  Except as set forth in Schedule 2.11 hereto:

                  (a) The Company has paid or caused to be paid all material federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Company has, in accordance with applicable law, timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period and any deductions from, or credits against any Taxes or taxable income relating to such returns are valid and proper items of deduction or credit.

                  (b) Neither the Internal Revenue Service (the "IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company is not and never has been a "personal holding company" as defined under Section 541 of the Code. There has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes. The Company is not now and has never been a member of an affiliated group filing a consolidated federal income tax return. The Company does not have any liability for the Taxes of any person or entity other than the Company.

                  (c) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections.

         2.12 Contracts and Commitments. Except as set forth in Schedule 2.12 hereto, the Company is not a party to any contract, obligation or commitment (whether written or oral) which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business, and, except as set forth in Schedule 2.12 hereto or expressly disclosed or contemplated elsewhere in this Agreement, the Company is not a party to any: (i) employment contracts; (ii) stock redemption or purchase agreements; (iii) loan or other financing agreements (including capital lease obligations in excess of $50,000 individually); (iv) licenses or licensing agreements (other than license agreements with customers) involving an absolute or potential commitment or liability in excess of $100,000 per year; (v) distributor or sales representative agreements involving an absolute commitment or liability, or which are reasonably likely (based on historical information) to involve a potential commitment or liability, in excess of $100,000 per year;
(vi) agreements with any officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons; (vii) leases involving an absolute or potential liability in excess of $100,000 per year; (viii) agreements relating to the licensing, distribution, development or maintenance of software and related hardware other than such agreements relating to off the shelf "shrink-wrap" software used by the Company and agreements with its customers; (ix) material agreements with customers of the Company; (x) powers of attorney; or (xi) pension, profit-sharing, retirement or stock option plans. The Company does not know of any basis for the termination, expiration or modification of any such agreements within one (1) year from the date hereof, which termination, expiration or modification may have an adverse effect on the assets, liabilities, business or financial condition of the Company. Except as set forth on Schedule 2.12, the Company is not in default under any material contract, obligation or commitment, and, to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The Company is not a party to any contract or arrangement which under circumstances now foreseeable is likely to have a Material Adverse Effect. The Company does not have any liability for renegotiation of any government contracts or subcontracts.

         2.13  Proprietary Rights; Employee Restrictions. Set forth in Schedule
2.13 hereto is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth on Schedule 2.13, the Company owns or possesses exclusive licenses to use, free and clear of claims or rights of any other person, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, programming processes and software, algorithms, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as presently conducted and as proposed to be conducted. All Intellectual Property that is used or incorporated into the Company's products or contemplated products and which is unique or proprietary to the Company was developed by or for the Company by the employees of the Company or its predecessors in interests and is owned exclusively by the Company, free and clear of claims or rights of any other person. The Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property. Except as set forth on Schedule 2.13, no claim is pending or, to the Company's best knowledge, threatened against the Company nor has the Company received any notice from any third parties to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, or the operation, products or services of the Company, infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened against the Company, nor has the Company received any notice from any third parties, to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, as the case may be, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

         All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.13 (other than such agreements relating to off the shelf "shrink-wrap" software used by the Company in accordance with the terms of the applicable license). All such licenses or other agreements are in full force and effect, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors and, to the best knowledge of the Company, the licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby.

         All material licenses or other material agreements under which the Company has granted rights to others in Intellectual Property (including all end user agreements) are listed in either Schedule 2.12 or Schedule 2.13. All of said licenses or other agreements are in full force and effect and there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Investors.

         All technical information developed by or belonging to the Company and which is material to the business of the Company which has not been patented has been kept confidential by the Company and its officers, directors, employees and consultants. The Company is not, to the best knowledge of the Company, making unlawful use of any Intellectual Property of any other person, including, without limitation, any former employer of any past or present employees of the Company. Except as set forth in Schedule 2.13, neither the Company nor any of its employees, officers or consultants has any agreements or arrangements with former employers of such employees, officers or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's, officer's or consultant's duties for the Company or results in any former employers of such employees, officers and consultants having any rights in, or claims on, the Company's Intellectual Property. The activities of the Company's employees, officers and consultants, to the best knowledge of the Company, do not violate any agreements or arrangements which any such employees have with former employers. The Company has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property.

         Without limitation of any of the foregoing and except as otherwise expressly set forth in Schedule 2.13 hereto: (a) the Company has taken reasonable security measures to guard against unauthorized disclosure or use any of the Intellectual Property; and (b) the Company has no reason to believe that any person (including, without limitation, any former employee of the Company) has unauthorized possession of any of the Intellectual Property, or any part thereof, or that any person has obtained unauthorized access to any of the Intellectual Property.

         2.14 Litigation. Except as set forth in Schedule 2.14 hereto, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against the Company, or any officer or key employee of the Company, which relates to the Company or its business or affairs or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby or which could have a Material Adverse Effect; nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted.

         2.15 Offerees. Neither the Company nor anyone acting on its behalf has in the past or will in the future sell, offer for sale or solicit offers to buy any securities of the Company so as to bring the offer, issuance or sale of the Preferred Shares, the Conversion Shares or the shares of Diluted Preferred Stock, as contemplated by this Agreement within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was within the exemptions of Section 4 thereof. The Company has and will comply with all applicable state "blue-sky" or other applicable securities laws in connection with the issuance and sale of its Common Stock, Preferred Shares, and other securities heretofore issued and to be issued upon the Closing. The Company has in the past complied with all applicable federal and state securities laws in connection with the offer, solicitation of offers and sales of its securities.

         2.16  Business; Compliance with Laws. Except as set forth in Schedule
2.16 hereto, the Company has all franchises, permits, licenses (other than the FCC Licenses, which licenses are addressed in Section 2.6 hereof) and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted by the Company or presently contemplated to be conducted by the Company. The Company is not in violation of any law, regulation, authorization or order of any public authority which individually or in the aggregate could have a Material Adverse Effect. Except as set forth in Schedule 2.16, the Company is in compliance, in all material respects, with all federal, state and local laws and regulations (including all applicable environmental laws and regulations) relating to its business as presently conducted.

         2.17  Information Supplied to Investors. Except as set forth in
Schedule 2.17, this Agreement, the Schedules attached hereto, the documents referenced herein and the certificates, projections and written statements furnished to the Investors by or on behalf of the Company taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact directly relating to the assets, liabilities, business or condition (financial or otherwise) of the Company (other than facts which relate to general economic or industry trends or conditions) presently known to the Company which has not been disclosed to the Investors and which has a Material Adverse Effect, or should reasonably be anticipated to have a Material Adverse Effect in the future.

         2.18 Investment Banking; Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith. The Company agrees to indemnify and hold the Investors harmless from any losses, damages, costs or expenses they may suffer or incur as a result of a breach of this representation (including any dilution or diminution in value of their investment in the Company).

         2.19 Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. After giving effect to the transactions provided for or contemplated herein: (i) the Company will be able to pay its debts as they come due in the usual course of business and will have adequate capital to conduct its business; and (ii) the Company's total assets will be greater than its total liabilities (total assets for this purpose being determined on the basis of the "fair saleable value" thereof).

         2.20  Environmental Matters.

                  (a) Except as set forth on Schedule 2.20, the Company has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Material in connection with the operations of its business or otherwise. The Company, the operations of its business, and any real property that the Company owns, leases, or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Materials. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is it aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises) and is in compliance with all such permits, licenses and approvals. The Company has not caused, or allowed a release, or a threat of release, of any Hazardous Material unto, at or near the Premises, nor to the best of the Company's knowledge has the Premises or any property at or near the Premises ever been subject to a release, or a threat of a release, of any Hazardous Material.

                  (b) Except as set forth in Schedule 2.20 hereto, to the best of the Company's knowledge, no site owned, operated, leased or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (c) Counsel to the Investors has been provided with copies of all documents, records and information available concerning any environmental or health and safety matter relevant to the Company, whether generated in connection with the Company's business or otherwise, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (d) For purposes of this Section 2.20, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance or by-law at the federal, state or local level, whether existing as of the date hereof or subsequently enacted including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et. seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et. seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq.; and (iii) "Company" shall include the Company and any predecessor to the Company.

         2.21  Employee Benefit Programs.

                  (a) Schedule 2.21 hereto sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Company at any time prior to the Closing Date.

                  (b) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and, to the best knowledge of the Company, has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Employee Program. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (c) Each Employee Program that has ever been maintained by the Company has been maintained in compliance in all material respects with all applicable laws. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (for which there exists neither a statutory nor regulatory exception), or material breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan or to any person in regard to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Company or any of its Affiliates. No officer, director or employee of the Company has committed a material breach of any duty imposed upon fiduciaries by Title I of ERISA with respect to any Employee Program maintained by the Company. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any Affiliate (as defined below)
(i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Section 412 of the Code (including, but not limited to, any Multiemployer Plan (as defined below)) or

(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by or on behalf of the Company or any Affiliate prior to the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to counsel to the Investors: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) all IRS Forms 5500 filed, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy and any excess loss policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for the Company to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, all health care continuation requirements).

                  (f) For purposes of this Section 2.21:

                                    (i)     "Employee Program" means (A) all
         employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans and benefit agreements, and benefit arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                                    (ii) An entity "maintains" an Employee
         Program if such entity sponsors, contributes to or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                                    (iii) An entity is an "Affiliate" of the
         Company if it would have ever been considered a single employer with the Company or any entity under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                                    (iv) "Multiemployer Plan" means a (pension
         or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreement.

         2.22 Product and Services Claims. Except as set forth in Schedule 2.22 hereto, there are no pending or, to the best of the Company's knowledge, threatened product or service claims involving amounts in excess of $25,000 individually with respect to any products manufactured or services provided by the Company prior to the Closing date, nor, to the best knowledge of the Company, are there any facts upon which a claim of such nature could reasonably be anticipated to be based. No claims have been made against the Company for renegotiation or price redetermination of any business transaction resulting from or relating to defective products or services, and, to the best of the Company's knowledge, there are no facts upon which any such claim should reasonably be anticipated to be based.

         2.23 Backlog. As of August 31, 1998, the Company had outstanding firm orders for the sale of services and products as set forth in Schedule 2.23 hereto. All such orders represent orders for products with specifications that can be met in accordance with the terms of such orders and in the ordinary course of conduct of the Company's business without undue delay or extraordinary expense.

         2.24 Employees; Labor Matters. The Company generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any material amount of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 2.24 hereto. All of the Company's programs and/or arrangements in connection with the payment of commissions are described in Schedule 2.24. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. Schedule 2.24 sets forth a complete list of each major metro manager, officer, employee, salesperson and consultant who received or is scheduled to receive total remuneration from the Company in excess of $100,000 for the calendar year ending December 31, 1996.

         2.25 Customers, Distributors and Suppliers. Except as disclosed in written materials provided to the Investors, the relationships of the Company with its customers, vendors and suppliers are good commercial working relationships. No significant customer accounting for revenues in excess of $100,000 in any twelve (12) month period or significant vendor has canceled, modified, or otherwise terminated its relationship with the Company, or has during the last twelve (12) months decreased its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company (other than with respect to such services, supplies, materials or products which are non-recurring by their nature), nor to the knowledge of Company does any significant customer or vendor have any plan or intention to do any of the foregoing.

         2.26 Corporate Records; Copies of Documents. The corporate record books of the Company accurately record all corporate action taken by its respective stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to the Investors for review prior to the date hereof, are true and complete copies of the originals of such documents. The Company has made available for inspection by the Investors and their counsel true and correct copies of all documents referred to in this
Section 2.26 or in the Schedules delivered pursuant to this Agreement.

         2.27 Affiliate Transactions. Except as set forth in Schedule 2.27 hereto, neither the Company nor any officer, employee or director of the Company or any of their respective spouses or family members or any of their affiliates, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director, partner, member or in another similar capacity of, any competitor or supplier of the Company or any organization which has a contract or arrangement with the Company.

         2.28  Small Business Concern, Etc.

                  (a) The Company, together with its "affiliates" (as that term is defined in 13 CFR Section 121.103), is a "smaller business" within the meaning of SBIC Regulations, including 13 CFR Section 107.710. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Section A of Form 1031 delivered prior to the Closing Date is accurate and complete. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use the proceeds of the sale of the Securities hereunder directly or indirectly for any purpose for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR Section 107.720).

                  (b) The proceeds from the purchase of the Series B Preferred Shares will be used by the Company for purposes of product development, working capital and capital expenditures.

                  (c) As of the date hereof, the primary business activity of the Company is (i) providing vehicle location and fleet management software and services and related messaging services and (ii) classified under Standard Industrial Classification Code number 4812 (Radiotelephone Communications), and the number of employees of the Company is less than 1,500.

                  (d) For all purposes of this Agreement, the following terms shall have the following meanings:

                           (i) "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof;

                           (ii) "SBIC" means a Small Business Investment Company licensed by the SBA under the SBIC Act;

                           (iii) "SBIC Act" means the Small Business Investment Act of 1958, as amended; and

                           (iv) "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

         2.29 FIRPTA Withholding. The Company is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Sections 1.1445-2.

         2.30 Investments Related to Certain Foreign Countries. Neither the Company nor any affiliate of the Company has participated in, or is participating in, an anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code, as in effect from time to time.


SECTION 3.     CONDITIONS OF PURCHASE

         The Investors' obligation to purchase and pay for the Series B Preferred Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to all of the Initial Investors' satisfaction or to all of the Second Investors' satisfaction, or unanimous waiver by the Initial Investors or by the Second Investors, as the case may be, on or before the Initial Closing Date or the Second Closing Date, as the case may be, of the following conditions:

         3.1 Representations. The representations and warranties of the Company contained in this Agreement (including but not limited to the representations and warranties made in Section 2 hereof) shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality or by a dollar threshold, which representations and warranties shall be true and correct) on and as of the Initial Closing Date or the Second Closing Date, as the case may be.

         3.2 Opinions of Counsel. The Investors shall have received an opinion of counsel dated as of the Initial Closing Date or the Second Closing Date, as the case may be, in substantially the form attached hereto as Exhibit 3.2(a) with respect to the organization and authority of the Company, the enforceability of this Agreement and any related agreements, the absence of conflicts with organizational documents and other agreements, the absence of litigation and such other matters as requested by the Investors. The Investors shall have received an opinion of FCC counsel dated as of the Initial Closing Date or the Second Closing Date, as the case may be, in substantially the form attached hereto as Exhibit 3.2(b) with respect to such matters as requested by the Investors.

         3.3 Authorization. The Board of Directors and the stockholders of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Investors authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Investors shall have received a duly executed certificate of the Secretary of the Company certifying to such resolutions, the Charter and By-laws of the Company, the incumbency of all officers executing any instruments and agreements therefor, and such other matters as may be reasonably requested by the Investors.

         3.4 Effectiveness of Preferred Stock Terms. The Board of Directors of the Company shall have adopted a resolution establishing the terms of the Series B Preferred Stock as set forth in Exhibit 3.4 attached hereto, and such action shall have been made effective by approval thereof by the stockholders of the Company and the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         3.5 Stockholders' Agreement. The Company, the existing stockholders of the Company and the Initial Investors shall have executed and delivered the Amended and Restated Stockholders' Agreement in the form of Exhibit 3.5 attached hereto (the "Stockholders' Agreement"), which Stockholders' Agreement shall supersede the stockholders' agreement previously entered into among the Company and the existing stockholders.

         3.6 Election of Directors. In accordance with the terms of the Stockholders' Agreement and the By-laws of the Company, the size of the Company's Board of Directors shall have been initially fixed at nine (9) members and the composition thereof shall be as provided in the Stockholders' Agreement.

         3.7 Compensation Committee; Audit Committee. The Board of Directors shall appoint and maintain a Compensation Committee, consisting of no more than three (3) persons. The Board of Directors shall appoint and maintain an Audit Committee consisting of no less than two (2) persons, none of whom are officers or employees of the Company.

         3.8 Registration Rights Agreement. The Company, the Initial Investors and the existing stockholders of the Company shall have entered into an Amended and Restated Registration Rights Agreement with respect to the Common Stock, the Preferred Stock and the Conversion Shares in substantially the form of Exhibit
3.8 attached hereto (the "Registration Rights Agreement"), which Registration Rights Agreement shall supersede the registration rights agreement previously entered into among the Company and the existing stockholders of the Company.

         3.9 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to all of the Initial Investors or the Additional Investors, as the case may be, and the Initial Investors or the Additional Investors, as the case may be, shall have received such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance and sale of the Series B Preferred Shares to the Investors shall be made in conformity with all applicable state and federal securities laws.

         3.10 No Adverse Change. Since June 30, 1998, there shall have been no material adverse change in the financial conditions, properties, assets, liabilities, businesses or operations of the Company, whether or not in the ordinary course of business.

         3.11 Delivery of Documents. The Company shall have executed and delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate persons) the following:

                  (a)      Certificates for the Series B Preferred Shares;

                  (b) Certified copies of resolutions of the Board of Directors (and, if necessary, the stockholders) of the Company authorizing the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Charter creating the Series B Preferred Shares, the issuance of the Series B Preferred Shares (including the Option Series B Preferred Shares) and, upon conversion of the Series B Preferred Shares, the issuance of the Conversion Shares;

                  (c) Certified copy of the by-laws of the Company as in effect as of the Closing;

                  (d) A copy of the Amended and Restated Certificate of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of Delaware;

                  (e) A certificate dated as of a recent date issued by the Secretary of State of the State of Delaware, certifying that the Company is in good standing;

                  (f) A certificate dated as of a recent date issued by the Secretary of State of each of the jurisdictions set forth on Schedule 3.11, certifying that the Company is duly qualified as a foreign corporation and in good standing in such state;

                  (g) A waiver from each stockholder of the Company that is not purchasing Series B Preferred Shares hereunder with respect to such stockholder's preemptive rights, if any, under the 1996 Stockholders' Agreement; and

                  (h) Such other supporting documents and certificates as the Investors may reasonably request.

         3.12 SBIC Deliveries. The Company shall have delivered to Toronto Dominion Capital (U.S.A.), Inc. ("Toronto Dominion") and BancBoston Ventures Inc. ("BancBoston"):

                  (a) duly completed and executed SBA Forms 480, 652 and Part A of 1031;

                  (b) if not delivered prior to the Closing, a business plan showing the Company's financial projections for a five-year period from the Closing;

                  (c) a written statement from the Company regarding its intended use of the proceeds of the Financing; and

                  (d) a list, after giving effect to such Closing, of (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers, and (c) the name of each of the Company's stockholders setting forth the number and class of shares held.

         3.13 Consent of Series A Preferred Stock. The holders of at least eighty percent (80%) of the Series A Preferred Stock shall have affirmatively voted or consented to adopt the Charter.


SECTION 4.        COVENANTS OF THE COMPANY

         The Company (which term shall be deemed to include, in addition to any subsidiaries existing as of the date hereof, for purposes of this Section 4, any subsidiary or subsidiaries of the Company formed or acquired after the date of this Agreement) shall comply with the following covenants:

         4.1 Financial Statements; Minutes. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles consistently applied, keep full and complete financial records and, until such time as the Company has consummated an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock of the Corporation to the public (an "IPO"), furnish to the Investors the following reports: (a) within ninety

(90) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Investors, prepared in accordance with generally accepted accounting principles consistently applied; (b) within thirty (30) days after the end of each month commencing with the month ending November 30, 1996, a consolidated unaudited balance sheet of the Company as at the end of such month and an unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of income and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of such annual financial statements; and (c) such other financial information as the holders of at least a majority of the issued and outstanding Series B Preferred Shares may reasonably request, including without limitation certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 4.

         4.2 Budget and Operating Forecast. Until such time as the Company has consummated an IPO, the Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to the Investors. The Company shall review the budget periodically and may revise such budget in such manner as approved by a majority of the full Board of Directors and shall promptly advise the Investors of all such revisions or other changes therein and all material deviations therefrom.

         4.3 Conduct of Business. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith. The Company will keep in full force and effect all FCC Licenses and intellectual property rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the Company's continuing operations and except to the extent that the pending litigation regarding the proprietary rights to and use of the Teletrac name results in a loss of such intellectual property rights and shall use its best efforts to obtain any approvals, authorizations or waivers from the FCC which are necessary and appropriate for the full authorization of the sites set forth on Schedule 2.6).

         4.4 Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books.

The Company will comply with all applicable laws and regulations in the conduct of its business, including, without limitation, the Communications Act, all applicable regulations and policies of the FCC, including, without limitation, compliance with all LMS spectrum band plans implemented by the FCC, and all applicable federal and state securities laws in connection with the issuance of any shares of its capital stock. The Company shall file all necessary applications for renewal of, and preserve in full force and effect, the FCC Licenses and shall obtain all necessary waivers and permits in connection therewith.

         4.5 Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

         4.6 Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

         4.7 Affiliated Transactions. The Company shall not without the affirmative vote or written consent of holders of a majority of the issued and outstanding shares of Series B Preferred Stock voting as a separate class enter into any transaction or agreement with (a) any officer, director or shareholder of the Company or any wholly-or partially-owned subsidiary of the Company, or
(b) any entity that controls, is controlled by or under common control with, the Company, except for any transaction or agreement on terms no less favorable to the Company than would be available in a bona fide arm's-length transaction with a non-affiliated person or entity and which has been approved by the disinterested members of the Audit Committee of the Board of Directors of the Company;

         4.8 Management Compensation. No compensation or other remuneration having an aggregate value in excess of $150,000 shall be paid to, nor shall any capital stock of the Company be issued to, or options to purchase any of its capital stock granted to, any officer or employee of the Company or any of its subsidiaries, without the approval of the Compensation Committee of the Board of Directors (the composition of which Committee shall be as set forth in the Stockholders' Agreement); provided, however, that the Compensation Committee may delegate standing authority to the Chief Executive Officer of the Company to issue stock options and other compensation to consultants to the Company who are not affiliates of either the Company or any of its stockholders on terms set forth in such delegation. From and after the Closing Date, any grants of capital stock or options hereunder shall be conditioned upon the grantee agreeing to be bound by the terms of the Stockholders' Agreement.

         Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, establish a cash bonus program providing for the payment by the Company of bonuses up to an aggregate amount of $2,000,000 or such amount to be determined by such Committee and approved by Investors holding a majority in interest of the Series B Preferred Stock. Such bonuses shall be paid by the Company (a) only in the event that the Company (or substantially all of its assets) is sold within one year from the date of this Agreement and the payment of such bonues does not, at that time, result in a default or violation by the Company under the its applicable debt documents (including the indenture relating to the Company's high yield notes); and (ii) to John Sarto and such other employees of the Company and in such amounts as shall be determined by the Compensation Committee of the Board of Directors.

         4.9 Use of Proceeds. The Company shall use the proceeds from the sale of the Series B Preferred Shares for product development, capital expenditures and general working capital needs.

         4.10  Board of Directors Meetings; Meetings with Investors.

                  (a) The Company will ensure that meetings of its Board of Directors are held at least four (4) times each year and at intervals of not more than three (3) months, and will reimburse Directors for their reasonable and documented travel and other out-of-pocket expenses (to the extent consistent with the Company's policies related thereto, which provide for reimbursement of directors' travel expenses and which have been delivered to the Investors prior to the date hereof) incurred in connection with attending meetings of the Board of Directors or performing such other business on behalf of the Company as may be approved by the Company in advance. The Charter or By-laws of the Company will at all times during which any nominee of the Investors serves as director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. The Company will use its best efforts to obtain and maintain on reasonable business terms (including cost) directors and officers' liability insurance coverage of at least $1,000,000 per occurrence.

                  (b) The Investors shall be entitled to consult with and advise the Board of Directors on significant business issues with respect to the Company, including management's proposed annual operating plans for the Company, and management will meet with the Investors regularly during each year at the Company's facilities at mutually agreeable times and intervals for such consultation and advice and to review progress in achieving said plans. The Investors may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the financial condition and operations of the Company, provided that access to highly confidential proprietary information and facilities need not be provided. If an Investor holding in excess of five percent (5%) of the outstanding Series B Preferred Shares is not represented on the Board of Directors, the Company shall invite a representative of such Investor to attend all meetings of its Board of Directors relating to the

Company in a non-voting observer capacity, and in this respect shall give such representative copies of all notices, minutes, consents, and other material that it provides to all of its directors and which relate to the Company.

         4.11 Stockholders' Agreement. The Company will diligently enforce all of its rights under the Stockholders' Agreement. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of the Stockholders' Agreement. The Company will not waive or release any rights under, or consent to the amendment of, the Stockholders' Agreement without the requisite written approval of the parties thereto.

         4.12  Distributions on, and Redemptions of, Capital Stock.

                  (a) The Company will not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis, authorize or issue, or obligate itself to issue, any shares of Common Stock (other than pursuant to the exercise of stock options or other rights granted under the 1995 Stock Option Plan, 1996 Stock Option Plan and the 1998 Stock Option Plan or upon conversion of the Preferred Stock).

                  (b) The Company will not, without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                           (i) Authorize or issue, or obligate itself to issue, any equity securities at an effective per share price which is less than $173.25 (which price shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), other than any Additional Series B Preferred Shares issued pursuant to this Agreement;

                           (ii) Authorize or issue a class or series of stock having rights equal or senior to the Series B Preferred Stock, or a new class or series of Preferred Stock, other than any Additional Series B Preferred Shares issued pursuant to this Agreement.

                  (c) The Company will not, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class:

                           (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or of any other class of capital stock of the Company or any of the Company's outstanding options, warrants or convertible or exchangeable securities, except for repurchases of shares of Common Stock at cost by the Company under employee stock plans and programs approved by the Board of Directors; or

                           (ii) Increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Series B Preferred Stock.

         4.13  Merger, Consolidation, Sale of Assets and Other Actions.

                  (a) The Company will not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                           (i) Authorize any merger or consolidation of the Company with or into any other corporation, partnership or entity (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Company immediately prior to such event) or permit the sale of all or any material portion of the capital stock or assets of the Company (other than sales in the ordinary course of business and consistent with past practices); or

                           (ii) Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any new or additional indebtedness or liability (other than up to $30 million in connection with the Company's revolving credit facilities with Banque Paribas and Fleet National Bank).

                  (b) The Company will not, without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                           (i) Authorize any acquisition, merger or consolidation of assets or stock of another corporation, partnership or entity in exchange for shares of equity securities of the Company which results in dilution to the existing stockholders, on a fully diluted, as converted basis, in excess of fifteen percent (15%); or

                           (ii) Authorize or permit the reorganization, liquidation, dissolution or winding up of the Company.

         4.14 No Amendments to Certificate of Incorporation. The Company will not, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class, amend the charter documents of the Company so as to adversely affect the rights of the Series B Preferred Investors with respect to dividends, liquidation preferences, redemption or any other preference, power, right or privilege

         4.15 Capital Expenditures. The Company will not, without the prior approval of the Board of Directors of the Company, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an amount of $1,000,000 for any one such expenditure or series of related expenditures in any one year.

          4.16 Annual Updates; Number of Stockholders; Use of Proceeds; Regulatory Violation; Economic Impact Information Amendment.

                  (a) As long as an SBIC Investor holds any shares of Preferred Stock, or Conversion Shares, the Company shall, on an annual basis, provide to such SBIC Investor the information required under 13 CFR Section 107.620(b) and shall provide the information and access required by 13 CFR Section 107.620(c).

                  (b) As long as an SBIC Investor holds any shares of Preferred Stock or Conversion Shares, the Company shall notify such SBIC Investor:

                           (i)   at least fifteen (15) days prior to taking any
action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more;

                           (ii)  of any other action or occurrence after which
the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur. For purposes of this Agreement, an "SBIC Investor" shall mean (i) Toronto Dominion, provided that Toronto Dominion has been licensed as an SBIC, or an affiliate of Toronto Dominion that has been licensed as an SBIC and holds Preferred Stock, Conversion Shares or Common Stock of the Company,
(ii) EOS, or an affiliate of EOS that has been licensed as an SBIC and holds Preferred Stock, Conversion Shares or Common Stock of the Company and (iii) BancBoston, or an affiliate of BancBoston that has been licensed as an SBIC and holds Preferred Stock, Conversion Shares or Common Stock of the Company;

                  (c) Use of Proceeds. Within seventy-five (75) days after the Initial Closing and the Second Closing, and at the end of each month thereafter until all of the proceeds from the sale of the Series B Preferred Shares hereunder have been used by the Company and its subsidiaries, the Company shall deliver to all Investors a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the purchase of Series B Preferred Shares hereunder by the Company and its subsidiaries. In addition to any other rights granted hereunder, the Company shall grant all Investors and the SBA access to the Company's records for the purpose of verifying the use of such proceeds.

                  (d) Regulatory Violation. Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any SBIC Investor determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement), such SBIC Investor shall have the right, to the extent required under SBIC Regulations, to demand the immediate repurchase of all of the outstanding Preferred Stock owned by such SBIC Investor at a price equal to the purchase price paid for such Preferred

Stock hereunder plus accrued dividends by delivering written notice of such demand to the Company; provided, however, that, in the event of a Regulatory Violation, any SBIC Investor shall, prior to demanding the repurchase of all of the outstanding shares of Preferred Stock owned by such SBIC Investor, use reasonable efforts to retain its investment in the Preferred Stock, including, without limitation, petitioning the SBA for its approval with respect to any unforeseen changes in the principal business activity of the Company. The Company shall pay the purchase price for such shares of Preferred Stock by a cashier's or certified check or by wire transfer of immediately available funds to such SBIC Investor within thirty (30) days after the Company's receipt of the demand notice, and, upon such payment, such SBIC Investor shall deliver the certificates, if any, evidencing the Preferred Stock being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

         For purposes of this Agreement, "Regulatory Violation" means a change in the principal business activity of the Company and its subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one (1) year after the date of the initial purchase of Series B Preferred Shares hereunder.

                  (e) Economic Impact Information. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each Investor a written assessment of the economic impact of the total investment by all SBIC Investors in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, and the other economic benefits resulting from the investment, including but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports.

                  (f) Amendment. Notwithstanding anything herein to the contrary, the provisions of this Section 4.16 shall not be amended without the prior written consent of holders of a majority of the issued and outstanding Preferred Stock (or Conversion Shares) of any SBIC Investors (determined on an as-converted basis).

         4.17 Non-Competition Agreements; Confidentiality and Proprietary Rights Agreements. The Company shall diligently enforce all of its rights under its Non-Competition Agreements and its Confidentiality and Proprietary Rights Agreements. From and after the Closing Date, the Company will enter into a Confidentiality and Proprietary Rights Agreement (in the form attached hereto as Exhibit 4.17) with each employee of the Company who is exposed to technical and proprietary information of the Company.


SECTION 5.     INVESTOR REPRESENTATIONS

         Each Investor hereby severally represents to the Company and each other Investor with respect to such Investor's purchase of Securities hereunder that:

                  (a) The Investor is acquiring the Series B Preferred Shares (and the Conversion Shares issuable upon conversion thereof) for its own account, for investment, and not with a present view to any "distribution" thereof within the meaning of the Securities Act. The Investor was not formed or organized for the purpose of acquiring the Series B Preferred Shares (or the Conversion Shares issuable upon conversion thereof).

                  (b) The Investor understands that because the Series B Preferred Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Series B Preferred Shares or the Conversion Shares issuable upon conversion thereof unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Investor understands that each certificate representing the Series B Preferred Shares and the Conversion Shares will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or the availability of an exemption from such registration requirements.

                  (c) The Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is sufficiently knowledgeable and experienced in the making of venture capital investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company.

                  (d) Such Investor has had adequate opportunity to discuss the business, management, and financial affairs of the Company with the representatives of the Company.


SECTION 6.     INDEMNIFICATION

         6.1 Indemnification for Vicarious Liability. The Company shall, to the full extent permitted by law, and in addition to any such rights which any Indemnified Party (as defined herein) may have pursuant to statute, the Company's Charter or By-laws, or otherwise, indemnify and hold harmless each Investor (including its respective directors, officers, partners, beneficiaries, stockholders, employees, investment advisors and agents, each an "Indemnified Investor") and each person (a "Controlling Person" and collectively with Indemnified Investors, the "Indemnified Parties") who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, including any investigation, legal and other expenses incurred in connection with the investigation, defense, settlement or appeal of, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted ("Losses" or "Loss"), to which they, or any of them, may become subject by reason of their status as a securityholder, creditor, director, agent, representative or controlling person of the Company, (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto).

         6.2 Notice; Defense of Claims. Promptly after receipt by an Indemnified Party of notice of any third party or other claim, liability or expense to which the indemnification obligations hereunder would apply, including in connection with any governmental proceeding, the Indemnified Party shall give notice thereof in writing to the Company, but the omission to so notify the Company promptly will not relieve the Company from any liability except, and only to the extent, that the Company shall have been materially prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense.

         In the case of any third party claim, if within twenty (20) days after receiving the notice described in the preceding paragraph the Company (i) gives written notice to the Indemnified Party or Parties stating that it intends to defend in good faith against such claim, liability or expense at its own cost and expense and (ii) provides assurance and security reasonably acceptable to such Indemnified Party or Parties that such indemnification will be paid fully and promptly if required and such Indemnified Party or Parties will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld) and such Indemnified Party or Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party or Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Indemnified Party or Parties therefor will be fully satisfied and the settlement includes a complete release of such Indemnified Party or Parties. The Company shall keep the such Indemnified Party or Parties apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party or Parties with all documents and information that such Indemnified Party or Parties shall reasonably request and shall consult with such Indemnified Party or Parties prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party or Parties shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and the Indemnified Party or Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for such Indemnified Party or Parties shall be paid by the Company. The Indemnified Party or Parties shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

         If the Company does not give notice of its intent to defend against any third party or other claim, liability or expense in accordance with the foregoing paragraph, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party will have the right to retain its own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred and shall have the right to compromise or settle, such claim, liability or expense; provided, however, that the Indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party to whom such expenses are advanced is not entitled to be indemnified as a matter of law or under the terms of this Agreement.

         6.3 Satisfaction of Indemnification Obligations. Any indemnity payable pursuant to this Section 6 shall be paid within the later of (a) ten
(10) days after the Indemnified Party's request therefor or (b) ten (10) days prior to the date on which the Loss upon which the indemnity is based is required to be satisfied by the Indemnified Party. The provisions of this
Section 6 shall inure to the individual benefit of, and may be specifically enforced by, any Indemnified Party with or without joinder of any other Indemnified Party.


SECTION 7.     GENERAL

         7.1 Amendments, Waivers and Consents. For purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Investor and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be amended or waived otherwise than by a written instrument signed by the party so amending or waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), by a consent or consents in writing signed by Investors holding a majority of the outstanding shares of Series B Preferred Stock (including for such purposes, on a proportional basis, any Conversion Shares into which any of the Series B Preferred Shares have been converted that have not been sold to the public) and (in the case of any such change or addition) the Company; provided, however, that the amendment or waiver of any provision which by its terms or by the terms of the Charter requires the consent or approval of more than holders of a majority of the outstanding shares of Series B Preferred Stock shall only be effective if it is signed by holders of such requisite percentage. All references in this Agreement to holders of a majority or a specific percentage of the outstanding shares of Series B Preferred Stock refer to holders of a majority or such specific percentage of the outstanding shares of Series B Preferred Stock, as the case may be, of the outstanding Series B Preferred Shares and Conversion Shares on an as converted basis. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of Series B Preferred Shares purchased under this Agreement at the time outstanding (including securities into which such Series B Preferred Shares have been converted), each future holder of all such securities and the Company.

         7.2 Survival of Representations, Warranties and Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished by or on behalf of the Company to any Investor in connection herewith shall be deemed material and to have been relied upon by such Investor, and, except as otherwise provided in this Agreement, shall survive the delivery of the Securities regardless of any instruction and shall not merge in the performance of any obligation and shall bind the Company's successors, assigns and heirs, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Securities, whether so expressed or not; provided, however, that the representations and warranties made by the Company in Section 2 (other than those set forth in Sections 2.1, 2.2 and 2.4, which shall survive indefinitely, and those set forth in Section 2.11, which shall survive until six (6) months after the termination of the applicable statute of limitations relating thereto) shall survive only for a period of twenty-four (24) months after the Initial Closing or the Second Closing as the case may be. The representations and warranties made by the Investors in Section 5 of this Agreement shall survive for a period of twenty-four (24) months after the Closing or the Second Closing, as the case may be, and shall bind the Investors' successors and assigns and shall inure to the benefit of the Company's successors and assigns.

         7.3 Governing Law; Jurisdiction. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to choice or conflicts of law principles the effect of which would cause the application of domestic substantive laws of any other jurisdiction). The Company hereby irrevocably consents to the non-exclusive personal jurisdiction, service of process and venue in the federal and state courts of the Commonwealth of Massachusetts for any claim, suit or proceedings arising under this Agreement or the documents and agreements executed in connection herewith and in the event any action is brought against the Company in the Commonwealth of Massachusetts, all of the Investors hereby agree not to object to such action on the basis of lack of jurisdiction, improper service of process, forum non conveniens or the like.

         7.4 Section Headings; Counterparts. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original but shall together constitute but one and the same document.

         7.5 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at its address as shown on the signature page hereof, or at any other address designated by the Company to each of the Investors in writing; if to an Investor, at its mailing address as shown on the signature pages hereto, or at any other address designated by such Investor to the Company and the other Investors in writing; and if to an assignee of an Investor, at its address as designated to the Company and the other Investors in writing.

         7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         7.7 Expenses. The Company shall pay all costs and expenses incurred by Burr, Egan, Deleage & Co. and its affiliates ("BEDCO"), BancBoston, Chestnut Hill Wireless, Inc., Toronto Dominion, Kingdon Associates and Associated RT, Inc. in connection with the negotiation and execution of the Letter of Intent dated September 16, 1998 by and among the Company and certain of the Investors. The Company shall pay all costs and expenses that it incurs and all fees and expenses of Goodwin, Procter & Hoar LLP representing the Investors with respect to the negotiation, execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto.

         7.8 Integration; Waiver of Prior Agreements. This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         7.9 Certain Provisions Applicable to SBIC and Bank Stockholders. Sections 2.28, 3.12 and 4.16 hereof contain certain provisions that are included herein solely for the benefit of certain stockholders that are or may become a small business investment company ("SBIC") subject to the SBA or a bank holding company or bank holding company subsidiary subject to the Bank Holding Company Act. A stockholder of the Company may not assert any rights or claims with respect to such provisions arising at any time after it has ceased to be an SBIC or a bank holding company or bank holding company subsidiary, as appropriate.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as a sealed instrument as of the day and year first written above.


ADDRESS:                                      COMPANY:

2323 Grand                                    TELETRAC HOLDINGS, INC., a
Suite 1100                                     Delaware corporation
Kansas City, MO  64108-2670
Attn:  Chairman/CEO                           By:
                                                  Name:
                                                  Title:


                                              INVESTORS:

Toronto Dominion Capital                      TORONTO DOMINION CAPITAL
31 West 52nd Street, 20th
Floor (U.S.A.), INC.
New York, NY  10019
Attn:  Brian A. Rich                          By:
                                                  Name:
                                                  Title:


Kingdon Capital Management Corporation        KINGDON ASSOCIATES, L.P.
52 West 57th Street
New York, NY  10019                           By:  Kingdon Capital Management
Attn:  Mark Kingdon                                  Corp.,
                                                      its general partner


                                              By:____________________________
                                                  Name:
                                                  Title:

52 West 57th Street                            KINGDON PARTNERS, L.P.
New York, NY  10019
Attn: Mark Kingdon                             By:  Kingdon Capital Management
                                                      Corp.,
                                                    its general partner


                                               By:______________________________
                                                   Name:
                                                   Title:

52 West 57th Street                            M. KINGDON OFFSHORE NV
New York, NY  10019
Attn:  Mark Kingdon                            By: Kingdon Capital Management
                                                     Corp.,
                                                   its investment advisor


                                                   By:__________________________
                                                       Name:
                                                       Title:

Burr, Egan, Deleage & Co.                      ALTA SUBORDINATED DEBT
One Embarcadero Center                         PARTNERS III, L.P.
Suite 4050
San Francisco, CA  94111                       By:  Alta Subordinated Debt
Attn:  Robert F. Benbow                               Management III, L.P.


                                                   By:_________________________
                                                        General Partner

Burr, Egan, Deleage & Co.                      ALTA V LIMITED PARTNERSHIP
One Embarcadero Center
Suite 4050                                     By: Alta V Management Partners,
San Francisco, CA  94111                             L.P.
Attn:  Robert F. Benbow

                                                   By:_________________________
                                                       General Partner

Burr, Egan, Deleage & Co.                      CUSTOMS HOUSE PARTNERS
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attn:  Robert F. Benbow                            By:__________________________
                                                        General Partner

Burr, Egan, Deleage & Co.                      ALTA COMMUNICATIONS VI, L.P.
One Embarcadero Center
Suite 4050                                     By:     Alta Communications VI
San Francisco, CA  94111                               Management Partners, L.P.
Attn:  Robert F. Benbow

                                                   By:__________________________
                                                       General Partner

Burr, Egan, Deleage & Co.                      ALTA COMM S by S, LLC
One Embarcadero Center
Suite 4050
San Francisco, CA  94111                       By:______________________________
Attn:  Robert F. Benbow                                 Member


100 Federal Street                             BANCBOSTON VENTURES INC.
Boston, MA  02110
Attn:  Lars Swanson
                                               By:_____________________________
                                                    Name:
                                                    Title:


485 Underhill Boulevard                        NORTHWOOD VENTURES
Suite 205
Syosset, NY  11791-3419
Attn:  Henry T. Wilson
                                               By:______________________________
                                                   Name:
                                                   Title:

1300 Boylston Street                         CHESTNUT HILL WIRELESS, INC.
Chestnut Hill, MA  02167
Attn:  Michael A. Greeley

                                             By:________________________________
                                                 Name:
                                                 Title:


1400 Old Country Road, Suite 313             WESTBURY EQUITY PARTNERS, L.P.
Westbury, NY  11590
Attn: Richard Sicoli                         By:  J.P. Fogg Co.


                                                 By:____________________________
                                                      Name:
                                                      Title:

                                                                      Appendix A


                                List of Investors


                                                        Column 1                             Column 2
                                                        --------                             --------

                                                        Number of                            Aggregate
                                                        Series B                        Purchase Price for
                                                        Preferred                            Series B
       Name                                               Shares                         Preferred Shares

Alta Subordinated Debt Partners III, L.P.               11,835.47                             $    887,660

Alta V Limited Partnership                              19,895.96                                1,492,197

Customs House Partners                                     210.85                                   15,814

Alta Communications VI, L.P.                             9,866.69                                  740,002

Alta Comm S by S, LLC                                      124.48                                    9,336

Kingdon Associates, L.P.                                 5,995.73                                  449,680

Kingdon Partners L.P.                                      950.40                                   71,280

M. Kingdon Offshore NV                                  22,387.20                                1,679,040

Toronto Dominion & Affiliates                           24,317.00                                1,823,775

BancBoston Ventures Inc.                                15,099.82                                1,132,486

Northwood Ventures                                       2,424.80                                  181,860

Chestnut Hill Wireless, Inc.                            16,973.56                                1,273,017

Westbury Equity Partners, L.P.                           2,424.80                                  181,860


            Total                                       132,506.76                              $9,938,007
                                                        ==========                              ==========